Exhibit 3.2

BYLAWS

OF

PACE MEDICAL, INC.

Section 1.  ARTICLES OF ORGANIZATION

The name and purposes of the corporation shall be as set forth in the articles of organization of the corporation.  These bylaws, the powers of the corporation and of its directors and stockholders, or of any class of stockholders if there shall be more than one class of stock, and all matters concerning the conduct and regulation of the business and affairs of the corporation shall be subject to such provisions in regard thereto, if any, as are set forth in the articles of organization as from time to time in effect (the “Articles of Organization”).

Section 2.  STOCKHOLDERS

2.1.  Annual Meeting.  The annual meeting of the stockholders shall be held on such date and at such time and place (within the United States) within six months of the end of the corporation’s fiscal year as shall be designated from time to time by vote of the directors and stated in the notice of meeting.  If that day be a legal holiday at the place where the meeting is to be held, the meeting shall be held on the next succeeding day not a legal holiday at such place.  Purposes for which an annual meeting is to be held, additional to those prescribed by law, by the Articles of Organization or by these bylaws, may be specified by the President or by the directors.

2.2.  Special Meetings.  A special meeting of the stockholders may be called at any time by the President or by the directors and shall be called by the Clerk, or in the case of the death, absence, incapacity or refusal of the Clerk, by another officer upon the written request of the holders of at least ten percent (10%) of the shares of capital stock of the corporation entitled to vote at such meeting.  Each call of a meeting shall state the place, date, hour and purposes of the meeting.

2.3.  Place of Meetings.  All meetings of the stockholders shall be held at the principal office of the corporation in Massachusetts or, to the extent permitted bythe Articles of Organization and by law, at such other place within the United States as shall be fixed by the person(s) calling the meeting.  Any adjourned session of any meeting of the stockholders shall be held at the same city or town as the initial session, or within Massachusetts, in either case at the place designated in the vote of adjournment.

2.4.  Notice of Meetings.  A written notice of each meeting of stockholders, stating the place, date, and hour and the purposes of the meeting, shall be given at least seven days before the meeting to each stockholder entitled to vote thereat and to each stockholder who, by law, by the Articles of Organization or by these bylaws, is entitled to notice, by leaving such notice with him or at his residence or usual place of business, or by mailing it, postage prepaid, addressed to such stockholder at his address as it appears in the records of the corporation.  Such notice shall be given by the Clerk or an assistant Clerk or by an officer designated by the directors or by the person(s) calling the meeting.  Whenever notice of a meeting is required to be given to a stockholder under any provision of the Business Corporation Law of the Commonwealth of Massachusetts or of the Articles of Organization or these bylaws, a written waiver thereof, executed before or after the meeting by such stockholder or his attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to such notice.

2.5.  Quorum of Stockholders.  At any meeting of the stockholders, a quorum shall consist of a majority in interest of all stock issued and outstanding and entitled to vote at the meeting, except when a larger quorum is required by law, by the Articles of Organization or by these bylaws and except that if two or more classes of stock are outstanding and entitled to vote as separate classes, then in the case of each such class, a quorum shall consist of the holders of a majority in interest of the stock of that class issued, outstanding and entitled to vote.  Stock owned directly or indirectly by the corporation, if any, shall not be deemed outstanding for this purpose.  Any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

2.6.  Action by Vote.  When a quorum is present at any meeting, a plurality of the votes properly cast for election to any office shall elect to such office, and a majority of the votes properly cast upon any question other than an election to an office shall decide the question, except when a larger vote is required by law, by the Articles of Organization or by these bylaws and except that if there are two or more classes of stock entitled to vote as separate classes, then a plurality in each such class of the shares present shall elect to such office, and a majority in each such class of the shares present shall decide any question other than an election to an office.  No ballot shall be required for any election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election.

2.7.  Voting.  Stockholders entitled to vote shall have one vote for each share of the stock entitled to vote held by them of record according to the records of the corporation, unless otherwise provided by the Articles of Organization.  The corporation shall not, directly or indirectly, vote any share of its own stock.

2.8.  Action by Writing.  Any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting if all stockholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of the meetings of stockholders.  Such consents shall be treated for all purposes as a vote at a meeting.

2.9.  Proxies.  To the extent permitted by law, stockholders entitled to vote may vote either in person or by proxy.  No proxy dated more than six months before the meeting named therein shall be valid.  Unless otherwise specifically limited by their terms, such proxies shall entitle the holders thereof to vote at any adjournment of such meeting but shall not be valid after the final adjournment of such meeting.  Proxies shall be filed with the Clerk of the meeting, or of any adjournment thereof, before being voted.  A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise.

Section 3.  BOARD OF DIRECTORS

3.1.  Number.  A Board of Directors of such number (not less than three or the number of stockholders of the corporation, whichever is the lesser) as shall be fixed by the stockholders at the annual or any special meeting, shall be elected by the stockholders at the annual meeting.  The number of directors may be increased at any time or from time to time either by the stockholders or by vote of a majority of the directors then in office.  The number of directors may be decreased to any number permitted by law at any time or from time to time either by the stockholders or by a vote of a majority of the directors then in office.  No director need be a stockholder.

3.2.  Tenure.  Except as otherwise provided by law, by the Articles of Organization or by these bylaws, each director shall hold office until the next annual meeting of the stockholders and until his successor is duly elected and qualified, or until he sooner dies, resigns, is removed or becomes disqualified.

3.3.  Vacancies.  Any vacancy in the Board of Directors, including a vacancy resulting from the enlargement of the board, may be filled by the stockholders or, in the absence of stockholder action, by the directors by vote of a majority of the directors then in office.  Except as otherwise provided by law, the directors shall have and may exercise all their powers notwithstanding the existence of one or more vacancies in their number.

3.4.  Powers.  Except as reserved to the stockholders by law, by the Articles of Organization or by these bylaws, the business of the corporation shall be managed by the directors who shall have and may exercise all the powers of the corporation.  In particular, and without limiting the generality of the foregoing, the directors may at any time issue all or from time to time any part of the unissued capital stock of the corporation from time to time authorized under the Articles of Organization and may determine, subject to any requirements of law, the consideration for which stock is to be issued and the manner of allocating such consideration between capital and surplus.

3.5  Committees.  The directors may, by vote of a majority of the directors, then in office, elect from their number an executive committee and other committees and delegate to any such committee or committees some or all of the powers of the directors except those which by law, by the Articles of Organization or by these bylaws they are prohibited from delegating.  Except as the directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the directors or such rules, its business shall be conducted as nearly as may be in the same manner as is provided by these bylaws for the conduct of business by the directors. All members of such committees shall hold such offices at the pleasure of the directors.  Any committee to which the Board of Directors delegates any of its powers or duties shall keep records of its meetings and shall upon request report its action to the Board of Directors. The Board of Directors shall have power to rescind any action of any committee, but no such rescission shall have retroactive effect.

3.6.  Regular Meetings.  Regular meetings of the directors may be held without call or notice at such places and at such times as the directors may from time to time determine, provided that reasonable notice of the first regular meeting following any such determination shall be given to absent directors.  A regular meeting of the directors may be held without call or notice immediately after and at the same place as the annual meeting of the stockholders.

3.7.  Special Meetings.  Special meetings of the directors may be held at any time and at any place designated in the call of the meeting, when called by the President or the Treasurer or by two or more directors, reasonable notice thereof being given to each director by the secretary or an assistant secretary, or, if there be none, by the Clerk or an assistant Clerk, or by the officer or one of the directors calling the meeting.

3.8.  Notice.  It shall be sufficient notice to a director to send notice by mail at least forty–eight hours or by facsimile at least twenty–four hours before the meeting addressed to him at his usual or last known business or residence address or to give notice to him in person or by telephone at least twenty–four hours before the meeting.  Notice of a meeting need not be given to any director if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him.  Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

3.9.  Quorum.  At any meeting of the directors a majority of the directors then in office shall constitute a quorum.  Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

3.10.  Action by Vote.  When a quorum is present at any meeting, a majority of the directors present may take any action, except when a larger vote is required by law, by the Articles of Organization or by these bylaws.

3.11.  Action by Writing.  Unless the Articles of Organization otherwise provide, any action required or permitted to be taken at any meeting of the directors may be taken without a meeting if all the directors consent to the action in writing and the written consents are filed with the records of the meetings of the directors.  Such consents shall be treated for all purposes as a vote taken at a meeting.

3.12.  Presence Through Communications Equipment.  Unless otherwise provided by the Articles of Organization, members of the Board of Directors may participate in a meeting of such board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

Section 4.  OFFICERS AND AGENTS

4.1.  Enumeration; Qualification.  The officers of the corporation shall be a President, a Treasurer, a Clerk, and such other officers, if any, as the incorporators at their initial meeting, or the directors from time to time, may in their discretion elect or appoint.  The corporation may also have such agents, if any, as the incorporators at their initial meeting, or the directors from time to time, may in their discretion appoint.  Any officer may be, but none need be a director or stockholder.  The Clerk shall be a resident of Massachusetts unless the corporation has a resident agent appointed for the purpose of service of process.  Any two or more offices may be held by the same person.  Any officer may be required by the directors to give bond for the faithful performance of his duties to the corporation in such amount and with such sureties as the directors may determine.

4.2.  Vacancies.  If the office of the President or the Treasurer or the Clerk becomes vacant, the directors may elect a successor.  If the office of any  officer becomes vacant, the directors may elect or appoint a successor by vote of a majority of the directors present.  Each such successor shall hold office for the unexpired term, and in the case of the President, the Treasurer and the Clerk, until his successor is chosen and qualified, or in each case until he sooner dies, resigns, is removed or becomes disqualified.

4.3.  Powers.  Subject to the other provisions of these bylaws, each officer shall have, in addition to the duties and powers herein set forth, such duties and powers as are commonly incident to his office and such duties and powers as the directors may from time to time designate.

4.4.  Election.  The President, the Treasurer and the Clerk shall be elected annually by the directors at their first meeting following the annual meeting of the stockholders.  Other officers, if any, may be elected or appointed by the Board of Directors at said meeting or at any other time.

4.5.  Tenure.  Except as otherwise provided by law or by the Articles of Organization or by these bylaws, the President, the Treasurer and the Clerk shall hold office until the first meeting of the directors following the next annual meeting of the stockholders and until their respective successors are chosen and qualified, and each other officer shall hold office until the first meeting of the directors following the next annual meeting of the stockholders unless a shorter period shall have been specified by the terms of his election or appointment, or in each case until he sooner dies, resigns, is removed or becomes disqualified.  Each agent shall retain his authority at the pleasure of the directors.

4.6.  Chief Executive Officer.  The chief executive officer of the corporation shall be the President or such other officer as is designated by the directors and shall, subject to the control of the directors, have general charge and supervision of the business of the corporation and, except as the directors shall otherwise determine, preside at all meetings of the stockholders and of the directors.  If no such designation is made, the President shall be the chief executive officer.

4.7  Chairman of the Board.  If a chairman of the Board of Directors is elected, he shall have the duties and powers specified in these bylaws and shall have such other duties and powers as may be determined by the directors.

4.8.  President and Vice Presidents.  The President shall have the duties and powers specified in these bylaws and shall have such other duties and powers as may be determined by the directors.

Any Vice Presidents shall have such duties and powers as shall be designated from time to time by the directors.

4.9.  Treasurer and Assistant Treasurers.  Except as the directors shall otherwise determine, the Treasurer shall be the chief financial and accounting officer of the corporation and shall be in charge of its funds and valuable papers, books of account and accounting records, and shall have such other duties and powers as may be designated from time to time by the directors.

Any Assistant Treasurer shall have such duties and powers as shall be designated from time to time by the directors.

4.10.  Clerk and Assistant Clerks.  The Clerk shall record all proceedings of the stockholders in a book or series of books to be kept therefor, which book or books shall be kept at the principal office of the corporation or at the office of its transfer agent or of its Clerk and shall be open at all reasonable times to the inspection of any stockholder.  In the absence of the Clerk from any meeting of stockholders, an assistant Clerk, or if there be none or he is absent, a temporary Clerk chosen at the meeting, shall record the proceedings thereof in the aforesaid book.  Unless a transfer agent has been appointed, the Clerk shall keep or cause to be kept the stock and transfer records of the corporation, which shall contain the names and record addresses of all stockholders, the amount of stock held by each and the class(es) of such stock. If no secretary is elected, the Clerk shall keep a true record of the proceedings of all meetings of the directors and in his absence from any such meeting an assistant Clerk, or if there be none or he is absent, a temporary Clerk chosen at the meeting, shall record the proceedings thereof.

Any assistant Clerks shall have such other duties and powers as shall be designated from time to time by the directors.

4.11.  Secretary and Assistant Secretaries.  If a secretary is elected, he shall keep a true record of the proceedings of all meetings of the directors and in his absence from any such meeting an assistant secretary, or if there be none or he is absent, a temporary secretary chosen at the meeting, shall record the proceedings thereof.

Any assistant secretaries shall have such other duties and powers as shall be designated from time to time by the directors.

Section 5.  RESIGNATIONS AND REMOVALS

Any director or officer may resign at any time by delivering his resignation in writing to the President, the Treasurer or the Clerk or to a meeting of the directors.  Such resignation shall be effective upon receipt unless specified to be effective at some other time.  A director (including persons elected by directors to fill vacancies in the board) may be removed from office (a) with or without cause by the vote of the holders of a majority of the shares issued and outstanding and entitled to vote in the election of directors, provided that the directors of a class elected by a particular class of stockholders may be removed only by the vote of the holders of a majority of the shares of such class, or (b) with cause by the vote of a majority of the directors then in office.  The directors may remove any officer elected by them with or without cause by the vote of a majority of the directors then in office.  A director may be removed for cause only after reasonable notice and opportunity to be heard before the body proposing to remove him.  No director or officer resigning, and (except where a right to receive compensation shall be expressly provided in a duly authorized written agreement with the corporation) no director or officer removed, shall have any right to any compensation as such director or officer for any period following his resignation or removal, or any right to damages on account of such removal, whether his compensation be by the month or by the year or otherwise; unless in the case of a resignation, the directors, or in the case of a removal, the body acting on the removal, shall in their or its discretion provide for compensation.

Section 6.  CAPITAL STOCK

6.1.  Number and Par Value.  The total number of shares and the par value, if any, of each class of stock which the corporation is authorized to issue shall be as stated in the Articles of Organization.

6.2.  Stock Certificates.  Each stockholder shall be entitled to a certificate stating the number and the class and the designation of the series, if any, of the shares held by him, in such form as shall, in conformity to law, be prescribed from time to time by the directors.  Such certificate shall be signed by the President or a Vice President and by the Treasurer or an assistant Treasurer.  Such signatures may be facsimiles if the certificate is signed by a transfer agent, or by a registrar, other than a director, officer or employee of the corporation.  In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the time of its issue.

Every certificate issued for shares of stock at a time when such shares are subject to any restriction on transfer pursuant to the Articles of Organization, these bylaws or any agreement to which the corporation is a party shall have the restriction noted conspicuously on the certificate and shall also set forth on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction and statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.  Every stock certificate issued by the corporation at a time when it is authorized to issue more than one class or series of stock shall set forth upon the face or back of the certificate either the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class and series if, any, authorized to be issued, as set forth in the Articles of Organization, or a statement of the existence of such preferences, powers, qualifications, and rights, and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

6.3.  Loss of Certificates.  In the case of the alleged loss or destruction or the mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such conditions as the directors may prescribe.

Section 7.  TRANSFER OF SHARES OF STOCK

7.1.  Transfer on Books.  Subject to the restrictions, if any, stated or noted on the stock certificates, shares of stock may be transferred on the books of the corporation by the surrender to the corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with necessary transfer stamps affixed, and with such proof of the authenticity of signature as the directors or the transfer agent of the corporation may reasonably require.  Except as may be otherwise required by law, by the Articles of Organization or by these bylaws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to receive notice and to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the corporation in accordance with the requirements of these bylaws. It shall be the duty of each stockholder to notify the corporation of his post office address.

7.2.  Record Date and Closing Transfer Books.  The directors may fix in advance a time, which shall not be more than sixty days before the date of any meeting of stockholders or the date for the payment of any dividend or making of any distribution to stockholders or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution or the right to give such consent or dissent, and in such case only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the corporation after the record date; or without fixing such record date the directors may for any of such purposes close the transfer books for all or any part of such period.  If no record date is fixed and the transfer books are not closed:

(1)  The record date for determining stockholders having the right to notice of or to vote at a meeting of stockholders shall be at the close of business on the date next preceding the day on which notice is given.

(2)  The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors acts with respect thereto.

Section 8.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The corporation shall, to the extent legally permissible, indemnify, each of its directors and officers (including persons who serve at its request as directors, officers or trustees of another organization in which it has any interest as a shareholder, creditor or otherwise) against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a director, officer or trustee, except with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation; provided, however, that as to any matter disposed of by a compromise payment by such director or officer, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interests of the corporation, after notice that it involves such indemnification: (a) by a disinterested majority of the directors then in office; or (b) by a majority of the disinterested directors then in office, provided that there has been obtained an opinion in writing of independent legal counsel to the effect that such director or officer appears to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation; or (c) by the holders of a majority of the outstanding stock at the time entitled to vote for directors, voting as a single class, exclusive of any stock owned by any interested director or officer.  Expenses, including counsel fees, reasonably incurred by any director or officer in connection with the defense or disposition of any such action, suit or other proceeding may be paid from time to time by the corporation in advance of the final disposition thereof upon receipt of an undertaking by such director or officer to repay the amounts so paid to the corporation if it is ultimately determined that indemnification for such expenses is not authorized under this section.  If in an action, suit, or proceeding brought by or in the right of the corporation, a director of the corporation is held not liable for monetary damages, whether because that director is relieved of personal liability under the provisions of Article 6 of the Articles of Organization of the corporation or otherwise, that director shall be deemed to have met the standard of conduct set forth herein and to be entitled to indemnification for expenses reasonably incurred in the defense of such action, suit, or proceeding.  The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which any director or officer may be entitled.  As used in this section, the terms “director” and “officer” include their respective heirs, executors and administrators, and an “interested” director or officer is one against whom in such capacity the proceedings in question or another proceeding on the same or similar grounds is then pending.  Nothing contained in this section shall affect any rights to indemnification to which corporate personnel other than directors and officers may be entitled by contract or otherwise under law.

Section 9.  CORPORATE SEAL

The seal of the corporation shall, subject to alteration by the directors, consist of a flat–faced circular die with the word “Massachusetts”, together with the name of the corporation and the year of its organization, cut or engraved thereon.

Section 10.  EXECUTION OF PAPERS

Except as the directors may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the corporation shall be signed by the President or by one of the Vice Presidents or by the Treasurer.

Section 11.  FISCAL YEAR

Except as from time to time otherwise determined by the directors, the fiscal year of the corporation shall be the twelve months ending on December 31 of each year.

Section 12.  AMENDMENTS

These bylaws may be altered, amended or repealed at any annual or special meeting of the stockholders called for that purpose, of which the notice shall specify the subject matter of the proposed alteration, amendment or repeal or the sections to be affected thereby, by vote of the stockholders.  These bylaws may also be altered, amended or repealed by vote of a majority of the directors then in office, except that the directors shall not take any action which provides for indemnification of directors nor any action to amend this Section 12, and except that the directors shall not take any action unless permitted by law.  Any bylaw so altered, amended or repealed by the directors may be repealed, altered, amended or reinstated by the stockholders in the above manner.  No later than the time of giving notice of the meeting of stockholders next following the alteration, amendment or repeal by the directors of these bylaws, notice thereof stating the substance of such change shall be given to all stockholders entitled to vote on amending the bylaws.